                                                                    EXHIBIT 99.4

                               LETTER TO CLIENTS

                                      FOR

                           TENDER OF ALL OUTSTANDING

                            CENTERPOINT ENERGY, INC.

  5.875% SENIOR NOTES DUE 2008,      6.850% SENIOR NOTES DUE 2015,       7.25% SENIOR NOTES DUE 2010,
             SERIES A                           SERIES A                           SERIES A
    IN EXCHANGE FOR REGISTERED         IN EXCHANGE FOR REGISTERED         IN EXCHANGE FOR REGISTERED
  5.875% SENIOR NOTES DUE 2008,      6.850% SENIOR NOTES DUE 2015,       7.25% SENIOR NOTES DUE 2010,
             SERIES B                           SERIES B                           SERIES B

THE EXCHANGE OFFER FOR EACH SERIES OF OLD NOTES WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON           , 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").
OLD NOTES OF A SERIES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT SERIES.

To Our Clients:

     We are enclosing with this letter a prospectus dated           , 2003 of
CenterPoint Energy, Inc. (the "Company") and the related Letter of Transmittal. These two documents together constitute the Company's offer to exchange its 5.875% Senior Notes due 2008, Series B, 6.850% Senior Notes due 2015, Series B, and 7.25% Senior Notes due 2010, Series B (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amounts of the Company's issued and outstanding 5.875% Senior Notes due 2008, Series A, 6.850% Senior Notes due 2015, Series A, and 7.25% Senior Notes due 2010, Series A (collectively, the "Old Notes"), respectively, which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of the respective series (each, an "Exchange Offer," and sometimes collectively, the "Exchange Offer").

     The Exchange Offer for Old Notes of each series is not conditioned upon any minimum aggregate principal amount of Old Notes of that series being tendered for exchange or upon the consummation of the Exchange Offer for Old Notes of any other series.

     We are the holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

     Under the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

     - any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
       Act) of the Old Notes or the New Notes;

     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes;

     - if such person is a broker-dealer, it is not tendering Old Notes acquired directly from the Company or one of the Company's affiliates;

     - if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

                                         Very truly yours,

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE APPLICABLE EXPIRATION DATE.

                                 INSTRUCTION TO
                                DTC PARTICIPANT

To Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt and review of the prospectus
dated           , 2003 (the "Prospectus") of CenterPoint Energy, Inc. (the
"Company") and the related Letter of Transmittal. These two documents together constitute the Company's offer to exchange its 5.875% Senior Notes due 2008, Series B, 6.850% Senior Notes due 2015, Series B, and 7.25% Senior Notes due 2010, Series B (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amounts of the Company's issued and outstanding 5.875% Senior Notes due 2008, Series A, 6.850% Senior Notes due 2015, Series A, and 7.25% Senior Notes due 2010, Series A (collectively, the "Old Notes"), respectively, which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each, an "Exchange Offer," and sometimes collectively, the "Exchange Offer").

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Old Notes of each series held by you for the account of the undersigned is (fill in amount):

--------------------------------------------------------------------------------------------------
                TITLE OF SERIES                                   PRINCIPAL AMOUNT
--------------------------------------------------------------------------------------------------
5.875% Senior Notes due 2008, Series A
--------------------------------------------------------------------------------------------------
6.850% Senior Notes due 2015, Series A
--------------------------------------------------------------------------------------------------
7.25% Senior Notes due 2010, Series A
--------------------------------------------------------------------------------------------------

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

[ ] TO TENDER THE FOLLOWING AMOUNT OF OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

--------------------------------------------------------------------------------------------------
                TITLE OF SERIES                              PRINCIPAL AMOUNT TENDERED
--------------------------------------------------------------------------------------------------
5.875% Senior Notes due 2008, Series A
--------------------------------------------------------------------------------------------------
6.850% Senior Notes due 2015, Series A
--------------------------------------------------------------------------------------------------
7.25% Senior Notes due 2010, Series A
--------------------------------------------------------------------------------------------------

[ ] NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Old Notes of a series held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

     - any New Notes received are being acquired in the ordinary course of business of the undersigned;

     - the undersigned does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Old Notes or the New Notes;

     - the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes;

     - if the undersigned is a broker-dealer, it is not tendering Old Notes acquired directly from the Company or one of the Company's affiliates;

     - if the undersigned is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

     - the undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

                                   SIGN HERE

NAME OF BENEFICIAL OWNER(S):
                             ---------------------------------------------------

SIGNATURE(S):
              ------------------------------------------------------------------

NAME(S) (PLEASE PRINT):
                        --------------------------------------------------------

ADDRESS:
         -----------------------------------------------------------------------

TELEPHONE NUMBER:
                  --------------------------------------------------------------

TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER:
                                                   -----------------------------

DATE:
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                                        4